UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  02/22/2007

GLOBAL CROSSING LTD
(Exact name of registrant as specified in its charter)

Commission File Number:  001-16201

Bermuda	980189783
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

Wessex House, 45 Reid Steet
Hamilton, Bermuda
HM12
(Address of principal executive offices, including zip code)

441-296-8600
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 1.01.    Entry into a Material Definitive Agreement

On February 22, 2007, Global Crossing Limited (the "Company"), GC Crystal Acquisition, Inc., a Delaware corporation and a wholly-owned subsidiary of the Company, and IMPSAT Fiber Networks, Inc., a Delaware corporation, entered into an amendment to the Agreement and Plan of Merger, dated as of October 25, 2006 (the "Merger Agreement"), which provides for the extension of (i) the Initial Termination Date, as defined in the Merger Agreement, from February 22, 2007 to March 15, 2007; (ii) the Final Termination Date, as defined in the Merger Agreement, from March 26, 2007 to April 16, 2007; and (iii) the Regulatory Outside Closing Date, as defined in the Merger Agreement, from March 26, 2007 to April 16, 2007. Such amendment to the Merger Agreement is intended to provide additional time to obtain all necessary approvals to consummate the merger. The amendment is attached as Exhibit 2.1 hereto and incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits

Exhibit 2.1 Amendment to Agreement and Plan of Merger, dated as of February 22, 2007, among IMPSAT Fiber Networks, Inc., Global Crossing Limited and GC Crystal Acquisition, Inc.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL CROSSING LTD

Date: February 23, 2007	By:	/s/ Mitchell Sussis
Mitchell Sussis
Senior Vice President

Exhibit Index

Exhibit No.	Description
EX-2.1	Amendment to Agreement and Plan of Merger, dated as of February 22, 2007, among IMPSAT Fiber Networks, Inc., Global Crossing Limited and GC Crystal Acquisition, Inc.